Exhibit 23(i)(2)

        [Letterhead of Prinzi and Company, Certified Public Accountants]

                         CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in the Prospectus constituting part of this Registration Statement to Form SB-2 of our report dated November 19, 1999 relating to the financial statements of New Tech Ventures, Inc. as of October 31, 1999 and for the period from inception (April 21, 1999) to October 31, 1999, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Staten Island, New York
November 19, 1999